Exhibit 10.1

EXECUTION VERSION

TWELFTH AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES

CONTRACT AGREEMENT AND SIXTH AMENDMENT TO GUARANTEE AGREEMENT

THIS TWELFTH AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND SIXTH AMENDMENT TO GUARANTEE AGREEMENT (this “Amendment”), dated as of March 17, 2023, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”) and FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company, as seller (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2018, as amended by that certain First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of June 6, 2018, as amended by that certain Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of February 20, 2019, as amended by that certain Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement, dated as of December 19, 2019, as amended by that certain Fourth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Fee Letter, dated as of February 18, 2020, as amended by that certain Fifth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of December 11, 2020, as amended by that certain Sixth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 21, 2021, as amended by that certain Seventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of April 23, 2021, as amended by that certain Eighth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of December 17, 2021, 2021, as amended by that certain Ninth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2022, as amended by that certain Tenth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of November 30, 2022, as amended by that certain Eleventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2023 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”); and

WHEREAS, Guarantor executed that certain Guarantee Agreement, dated January 26, 2018, in favor of Buyer (as amended by that certain Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement, dated as of December 19, 2019, as amended by that certain Second Amendment to Guarantee Agreement, dated as of March 31, 2020, as amended by that certain Third Amendment to Guarantee Agreement, dated as of September 22, 2020, as amended by that certain Fourth Amendment to Guarantee Agreement, dated as of December 17, 2021, as amended by that certain Fifth Amendment to Guarantee Agreement (as the same may be further amended, restated, supplement or otherwise modified from time to time, the “Guarantee Agreement”);

WHEREAS, Seller and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement and Guarantee Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The following definitions in Article 2 of the Master Repurchase Agreement are hereby deleted in their entirety and replaced with the following:

(i)	““Availability Period Expiration Date” shall mean January 26, 2025, as such date may be extended in accordance with Article 3(i) of this Agreement.”

(ii)	““Concentration Limit” shall mean, collectively, Type A Concentration Limit and Type B Concentration Limit.”

(iii)

““Eligible Assets” shall mean any of the following types of assets or loans (a) that are acceptable to Buyer in its sole discretion as of the Purchase Date, (b) with respect to which as of the Purchase Date the representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all respects except to the extent disclosed in a Requested Exceptions Report approved by Buyer, (c) that have been originated (or are being originated) in accordance with the applicable underwriting guidelines, and (d) where the Underlying Mortgaged Property consists of mixed-use, multi-family, office, retail, industrial, hospitality or warehouse properties or such other types of properties that Buyer may agree to in its sole discretion that are located in the United States of America, its territories or possessions (or elsewhere, in the sole discretion of Buyer):

i. Senior Mortgage Loans and/or Participation Interests; and

ii. any other asset or loan types or classifications that are acceptable to Buyer, subject to its consent on all necessary and appropriate modifications to this Agreement and each of the Transaction Documents, as determined by Buyer in its sole discretion.

Notwithstanding anything to the contrary contained in this Agreement, absent a written waiver from Buyer, the following shall not be Eligible Assets for purposes of this Agreement: (i) non-performing loans (other than Type B Purchased Assets, which may be performing, distressed or non-performing (which may be subject to Mandatory Early Repurchase Event) and for which Seller has provided Buyer with an acceptable Recovery Plan); (ii) any Asset, where payment of the Purchase Price with respect thereto would cause the aggregate of all Repurchase Prices to exceed the Maximum Facility Amount; (iii) loans for which Buyer is relying on an Appraisal, the applicable appraisal is not dated within one hundred eighty (180) calendar days of the proposed Purchase Date (or such other time period as approved by Buyer in Buyer’s sole discretion); (iv) loans in which the related loan agreement or other documents and/or instruments evidencing such loans contain prohibitions on transfer (other than customary restrictions regarding qualified transfers, eligibility requirements and similar provisions); (v) Assets that, upon becoming a Purchased Asset, would cause the Purchase Price of the applicable

Purchased Asset or the aggregate Purchase Price of the applicable Purchased Assets to violate the Concentration Limit; (vi) greenfield construction or land loans (provided, that, loans allowing for advances relating to tenant improvements or renovations may be Eligible Assets); (vii) Assets that, upon becoming a Purchased Asset, have a Mortgaged Property LTV greater than eighty percent (80%); (viii) Assets secured by unimproved property; (ix) loans that are in special servicing; (x) loans where the related Underlying Mortgaged Property does not have appropriate zoning approval, required insurance or similar legal compliance in the relevant jurisdiction, and in any such case such failure continues beyond any applicable notice and cure period under the related loan documentation; (xi) Assets that have been pledged as collateral to any lender or sold to any buyer in connection with a loan, repurchase facility or any other financing transaction; (xii) unless otherwise agreed to by Buyer in its sole discretion, Assets that are not originated by Seller or an Affiliate of Seller, and (xiii) Assets secured directly or indirectly by loans described in the preceding clauses (i) through (xii).”

(iv)

“Mandatory Early Repurchase Event” shall mean, one or more of the following with respect to any Purchased Asset: (i) a monetary “event of default” under any Purchased Asset Documents beyond any applicable grace or cure period; (ii) any other material non-monetary event of default beyond any applicable grace or cure periods under any Purchased Asset Documents; (iii) breach of any representation contained in Exhibit V hereto (other than, with respect to Type B Purchased Assets only, those in Article 9(b)(ix)(D) relating to Purchased Assets subject to other Transactions, which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets subject to other Transactions unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Buyer in its sole and absolute discretion to be materially false or misleading on a regular basis), except as disclosed in a Requested Exceptions Report and as approved by Buyer in writing; (iv) an Act of Insolvency has occurred with respect to the related Mortgagor, sponsor or guarantor with respect to such Purchased Asset (subject to any typical grace and cure periods for “insolvency events” contained in the Purchased Asset Documents); (v) Seller’s failure to repurchase any Purchased Asset on the applicable Repurchase Date; (vi) Seller (or any of its Affiliates) shall fail to satisfy any of its material obligations under such Purchased Asset Documents beyond any applicable cure periods; (vii) any mortgagor, participant or co-lender under any related loan pari passu with or senior to such Purchased Asset or the Underlying Mortgaged Property shall be delinquent beyond any grace or cure period in the payment of amounts due under the related loan documents; (viii) a voluntary or involuntary bankruptcy petition is filed with respect to any mortgagor, participant or co-lender under any related loan pari passu or senior to such Purchased Asset or the Underlying Mortgaged Property (subject to typical grace and cure periods for “insolvency events”); (ix) failure to deliver the related Purchased Asset File to Custodian in accordance with the Custodial

Agreement (subject to any Bailee Agreement approved by Buyer in accordance with the terms and provisions of this Agreement on the related Purchase Date); (x) the related Purchased Asset File or any portion thereof is subject to a continuing Delivery Failure or has been released from the possession of Custodian under the Custodial Agreement to anyone other than Buyer or any Affiliate of Buyer except in accordance with the terms of the Custodial Agreement; (xi) such Purchased Asset no longer qualifies as an Eligible Asset, as determined by Buyer in its sole good faith discretion; (xii) such Purchased Asset fails to qualify for “safe harbor” treatment as described in Article 23; (xiii) any Purchased Asset has gone into special servicing, however so defined in any servicing, or pooling and servicing, agreement related to a securitization or similar transaction; (xv) any amendment, waiver or other modification to any participation agreement relating to any Non-Controlling Participation Interest that is done without Buyer’s consent (other than any amendment, waiver or other modification that is effected in connection with the severing of a future funding participation that has funded), that in Buyer’s good faith judgment could impair the Market Value or Buyer’s rights with respect to such Non-Controlling Participation Interest; (xvi) in the case of a Type B Purchased Asset, any breach of the Recovery Plan with respect to such Type B Purchased Asset or (xvii) in the case of a Type B Purchased Asset, Seller has consummated a REO Conversion but Seller has failed to comply with the terms and conditions of Article 31 hereof. With respect to any Participation Interest, in addition to the foregoing, a Mandatory Early Repurchase Event shall be deemed to have occurred to the extent a Mandatory Early Repurchase Event shall have occurred with respect to the related Underlying Mortgage Loan as described in this definition.

(v)

““Margin Deficit” shall mean an amount determined by Buyer in its sole good faith discretion, as follows, provided that the largest amount as calculated in accordance with clauses (i), (ii) or (iii) shall control:

(i) with respect to any Margin Deficit Event described in clause (i) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will cause the Purchase Price Debt Yield to be equal to the Purchase Price Debt Yield as of the most recent Confirmation of the applicable Purchased Asset;

(ii) with respect to any Margin Deficit Event described in clauses (ii) or (iii) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will result in a Buyer’s LTV for the applicable Purchased Asset equal to that set forth in the most recent Confirmation of such Purchased Asset; and

(iii) with respect to any Margin Deficit Event described in clause (iv) of the definition of “Margin Deficit Event”, the Margin Deficit for the applicable Purchased Asset shall be equal to an amount which, after payment of such Margin Deficit, will cause the Purchase Price Debt Yield of such Purchased Asset to be equal to the Purchase Price Debt Yield as of the most recent Confirmation of the applicable Purchased Asset.”

(vi)	““Margin Deficit Event” shall mean the occurrence or existence of any of the following, as determined by Purchaser in its sole discretion (except as set forth below):

(i) with respect to any Type A Purchased Asset, the Purchase Price Debt Yield is less than the Minimum Purchase Price Debt Yield;

(ii) with respect to any Type A Purchased Asset, the Buyer’s LTV of such Type A Purchased Asset is equal to or greater than the Maximum Buyer’s LTV of such Type A Purchased Asset;

(iii) with respect to any Type B Purchased Asset, the Buyer’s LTV of such Type B Purchased Asset is equal to or greater than sixty percent (60%); or

(iv) with respect to any Type B Purchased Asset, the Market Value of such Type B Purchased Asset has decreased by fifteen percent (15%) or more from the Market Value of such Type B Purchased Asset on the Purchase Date thereof.”

(vii)

““Maximum Advance Rate” shall mean, with respect to (a) each Type A Purchased Asset, seventy-five percent (75%) of the outstanding principal balance of such Purchased Asset, provided that Buyer may elect in its sole discretion on a case by case basis to advance up to eighty percent (80%) of the outstanding principal balance of such Purchased Asset; and (b) each Type B Purchased Asset seventy percent (70%), in each case unless otherwise agreed to by Purchaser in writing on a Purchased Asset by Purchased Asset basis.”

(viii)

““Maximum Facility Amount” shall mean Four Hundred Fifty Million and No/100 Dollars ($450,000,000.00), One Hundred Million and No/100 Dollars ($100,000,000.00) of which is the maximum amount available for Purchases Prices attributable to Type B Purchased Assets.”

(ix)

““Purchased Asset” shall mean any Type A Purchased Asset and/or any Type B Purchased Asset, including any Purchased Asset that has been subject to an REO Conversion hereunder, as applicable. A Purchased Asset that is repurchased by Seller or, in the case of a Purchased Asset that is subject to a REO Conversion, repaid by the applicable Permitted Subsidiary, in accordance with this Agreement or the applicable REO Mortgage Loan Documents, as applicable, shall cease to be a Purchased Asset.”

(x)

““Remittance Date” shall mean the seventeenth (17th) calendar day of each calendar month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.”

(b) The following definitions are hereby added in Article 2 of the Master Repurchase Agreement in correct alphabetical order:

(i)	““Amortization Release Amount” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.”

(ii)	““Draw Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.”

(iii)	““Maximum Type B Purchase Price LTV” shall mean with respect to each Type B Purchased Asset, 50%.”

(iv)

““Permitted Subsidiary” shall mean one or more single purpose entities that are wholly owned Subsidiaries of the Seller, acceptable to Purchaser in its sole discretion, and are established exclusively for the purpose of taking title to mortgage or real estate with respect to any Purchased Asset that has been subject to a REO Conversion (provided, that such entity shall not be permitted to own any other real estate other than real estate obtained in connection with the REO Conversion of a Purchased Asset).”

(v)

““Recovery Plan” shall mean, with respect to any Type B Purchased Asset, a written recovery plan indicating Seller’s strategy to realization with respect to such Type B Purchased Asset, which shall be subject to written approval by Purchaser in its sole discretion on the applicable Purchase Date and subject to updates and changes as may be approved in writing by Purchaser in its sole discretion.”

(vi)	““REO Account” shall mean any account required under the related REO Asset Management Agreement in connection with a REO Conversion.”

(vii)	““REO Asset Management Agreement” shall have the meaning specified in Article 31(b)(v).”

(viii)	““REO Conversion” shall mean, with respect to any Purchased Asset, an event that will be deemed to occur and be continuing if the related Purchased Asset becomes a REO Property.”

(ix)

““REO Mortgage” shall mean a mortgage or deed of trust on a REO Property in recordable form and in form and substance acceptable to Purchaser in its sole discretion, in each case executed by the applicable Permitted Subsidiary in favor of Purchaser.”

(x)

““REO Mortgage Loan Documents” shall mean, with respect to any Purchased Asset which is subject to a REO Conversion hereunder, mortgage loan documents which are acceptable to Purchaser in its sole and absolute discretion, and which shall be:

(i) in a form substantially similar to the related Purchased Asset Documents with respect to such Purchased Asset subject to such modifications as Purchaser may require;

(ii) sufficient to document a first priority mortgage loan between Purchaser, as mortgage lender, and the applicable Permitted Subsidiary, as mortgage borrower;

(iii) in an aggregate principal amount equal to the Repurchase Price for such Purchased Asset with a loan to value ratio which does not exceed the Maximum Type B Purchase Price LTV (after giving effect to any repayment of the Repurchase Price on the date of such REO Conversion), as determined by Purchaser in its sole discretion;

(iv) secured by the related Mortgaged Property with respect to such Purchased Asset;

(v) with interest payable monthly and a monthly interest rate equal to the applicable Benchmark for the applicable Pricing Rate Period such plus the related Spread (as increased pursuant to the definition thereof);

(vi) with a maturity date on the Repurchase Date;

(vii) cross-defaulted with this Agreement;

(viii) subject to such guaranties in favor of Purchaser from guarantors acceptable to Purchaser in its sole discretion with provisions that are at least as protective as the guaranty applicable to such Purchased Asset prior to the applicable REO Conversion; and

(ix) subject to such other terms and conditions as Purchaser may require in its sole discretion.”

(xi)

““REO Property” shall mean a Mortgaged Property acquired directly or indirectly by or on behalf of Seller through foreclosure, acceptance of a deed-in-lieu of foreclosure or assignment-in- lieu of foreclosure or otherwise in accordance with the applicable law in connection with the default of a Mortgage Loan. For the avoidance of doubt, in the event a Mortgaged Property becomes a REO Property held by or on behalf of Seller, the related Purchased Asset shall be deemed to be outstanding for all purposes hereunder.”

(xii)

““Type A Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and designated by Purchaser as “Type A” in the related Confirmation and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller) designated by Purchaser as “Type A” in the related Confirmation.”

(xiii)

““Type A Concentration Limit” shall mean, the following amounts or maximum percentage concentration limits based, where applicable, in each case, as of any date of determination, on the aggregate Purchase Price or individual Purchase Price for the applicable Purchased Asset(s), as the case may be, as a proportion of the Maximum Facility Amount:

(i) as of any date of determination, for (a) the aggregate of all Purchased Assets for which the Underlying Mortgaged Property consists of hospitality and retail properties, sixty percent (60%), (b) all Purchased Assets for which the Underlying Mortgaged Property consists of hospitality properties, fifty percent (50%), and (c) for Purchased Assets for which the Underlying Mortgaged Property consists of retail properties, fifty percent (50%);

(iii) as of any date of determination, except with respect to Purchased Assets for which the Underlying Mortgaged Property consists of hospitality properties or retail properties, for all Purchased Assets for which the Underlying Mortgaged Property consists of a single property type (mixed-use, office, industrial, or warehouse properties), seventy percent (70%);

(iv) for any single Purchased Asset during the first twelve (12) months of the Availability Period, a Purchase Price not less than $5,000,000.00 or greater than the product of (x) fifty percent (50%) multiplied by (y) the Maximum Facility Amount; and

(v) for any single Purchased Asset after the first twelve (12) months of the Availability Period, a Purchase Price not less than $10,000,000.00 or greater than the product of (x) fifty percent (50%) multiplied by (y) the Maximum Facility Amount.”

(xiv)

““Type B Concentration Limit” shall mean the lesser of (i) One Hundred Million Dollars and NO/100 ($100,000,000.00) or (ii) fifty percent (50%) of the total aggregate outstanding Purchase Prices of all Purchased Assets.”

(xv)	““Type B Concentration Limit Breach” shall mean at any time the aggregate outstanding Purchase Prices of all Type B Purchased Assets exceeds the Type B Concentration Limit.”

(xvi)	““Type B Concentration Limit Breach Cure Period” shall mean the ninety (90) day period commencing on the date that a Concentration Limit Breach occurs.”

(xvii)

““Type B Purchased Asset” shall mean (a) with respect to any Transaction, the Eligible Asset sold by Seller to Purchaser in such Transaction and designated by Purchaser as “Type B” in the related Confirmation and (b) with respect to the Transactions in general, all Eligible Assets sold by Seller to Purchaser (other than Purchased Assets that have been repurchased by Seller) designated by Purchaser as “Type B” in the related Confirmation.”

(c) The definitions of “Equity Threshold,” “Margin Deficit Threshold” and “Increase Request” and all references thereto in the Master Repurchase Agreement are hereby deleted in their entirety.

(d) The following clauses shall be added to Article 3 of the Master Repurchase Agreement immediately following Article 3(c)(xx):

(i)	“(xxi) Buyer shall have received from Seller the Draw Fee related to such Eligible Asset in accordance with the terms and provisions of the Fee Letter;”

(ii)

“(xxii) in the case of a Transaction with respect to any Type B Purchased Asset, after giving effect to such Transaction, the aggregate outstanding Purchase Price with respect to all Type B Purchased Assets shall not exceed One Hundred Million Dollars and NO/100 Dollars ($100,000,000); and”

(iii)

“(xxiii) in the case of a Transaction with respect to any Type B Purchased Asset, Seller shall have delivered to Purchaser the related Recovery Plan which shall be attached to the related Confirmation.”

(e) The following clauses of the Master Repurchase Agreement are hereby deleted and replaced with the following:

(i)	Article 3(c)(ix) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ix) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each of Exhibit V and Article 9 (other than, with respect to Type B Purchased Assets only, those contained in Article 9(b)(ix)(D) relating to Purchased Assets subject to other Transactions, which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets subject to other Transactions unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Buyer in its sole and absolute discretion to be materially false or misleading on a regular basis) shall be true and correct on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), subject to such exceptions specified in any Requested Exceptions Report that has been approved by Buyer;”

(ii)	Article 3(i)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Seller shall have one (1) option to extend the Availability Period Expiration Date to January 26, 2026 (the “Renewal Option”); provided, that Seller has satisfied all of the conditions listed in clause (iv) below (collectively, the “Availability Period Renewal Conditions”).”

(iii)	Article 3(i)(iv)(D) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(D) the representations and warranties made by Seller, Pledgor and Guarantor in any of the Transaction Documents (other than, with respect to Type B Purchased Assets only, those in Article 9(b)(ix)(D) relating to Purchased Assets subject to other Transactions, which shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets subject to other Transactions unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Buyer in its sole and absolute discretion to be materially false or misleading on a regular basis) shall be true, correct and accurate in all respects as of the date Seller submitted its request to exercise a Renewal Option and as of the then-current Availability Period Expiration Date (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in a Requested Exceptions Report prior to such date and approved by Buyer).”

(iv)	Article 5(d) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(d) During the Amortization Period, so long as no Event of Default, Material Adverse Effect or Market Disruption Event shall have occurred and be continuing, any Excess Principal Payments in the Depository Account shall be applied on the related Remittance Date (pursuant to instructions from Buyer to Depository) as follows:

(i) first, (a) with respect to Type A Purchased Assets, until the Amortization Period Beginning Balance has been reduced by twenty-five percent (25%), one hundred percent (100%) of any such Excess Principal Payments shall be paid to Buyer in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets until the Amortization Period Beginning Balance has been reduced by twenty-five percent (25%) and (b) with respect to Type B Purchased Assets, an amount equal to the Amortization Release Amount until the Repurchase Price of all Purchased Assets is reduced to zero(0);

(ii) second, with respect to Type A Purchased Assets, after the Amortization Period Beginning Balance has been reduced by twenty-five percent (25%), until the Amortization Period Beginning Balance has been reduced by fifty percent (50%), fifty percent (50%) of any such Excess Principal Payments shall be paid to Buyer in an amount sufficient to reduce the aggregate Purchase Prices of all Purchased Assets until the Amortization Period Beginning Balance has been reduced by fifty percent (50%); and

(iii) third, with respect to Type A Purchased Assets, after the Amortization Period Beginning Balance has been reduced by fifty percent (50%), then any such Excess Principal Payments shall be paid to Seller.”

(v)	Article 9(ix)(D) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(D) Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V (which, with respect to Type B Purchased Assets only, shall be considered solely for the purpose of determining the Market Value and eligibility of the Purchased Assets unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined by Buyer in its sole and absolute discretion to be materially false or misleading on a regular basis) are true, complete and correct, except to the extent disclosed in a Requested Exceptions Report.”

(f) Article 3(n) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(n) Type B Concentration Limit Breach. Upon the occurrence of a Type B Concentration Limit Breach, Seller may cure such breach by (i) repurchasing one (1) or more non-performing Type B Purchased Assets (and any such repurchase shall not be subject to a repurchase or similar fee), (ii) providing evidence (which shall be satisfactory to Buyer in its sole, good faith discretion) that one (1) or more non-performing Type B Purchased Assets are performing, and/or (iii) enter into one (1) or more Transactions with New Assets, provided, that the Applicable Spread and Advance Rate for such New Asset shall be determined by Buyer in its sole discretion. If Seller is unable to meet the Type B Concentration Limit at the end of the Type B Purchased Asset Breach Cure Period and such failure is continuing, all Type B Purchased Assets then subject to Transactions shall be subject to (i) full recourse as set forth in Section 2(b) of the Guaranty and (ii) an increase in Applicable Spread as set forth in clause (b) of the definition thereof; provided, however, in the event that Seller proposes New Assets pursuant to this Section 3(n), each of which meet the requirements currently set forth in the definition of Eligible Asset, and Buyer rejects any proposed New Asset, which such Eligible Asset either (A) has closed within twelve (12) months prior to the occurrence of the applicable Type B Concentration Limit Breach or (B) will close (pursuant to the terms of the related deal terms and/or term sheet) prior to the conclusion of such Type B Concentration Limit Breach Cure Period, then the Type B Purchased Assets shall not be subject to full recourse or an increase in Applicable Spread, provided that, with respect to the foregoing clause (B), such applicable Eligible Asset actually closes prior to the conclusion of the applicable Type B Concentration Limit Breach Cure Period (as evidenced by written documentation or other tangible evidence reasonably acceptable to Buyer).”

(g) The following new Article is added to the Master Repurchase Agreement immediately following Article 31:

“ARTICLE 31. Conversion.

(a) Prior to a REO Conversion with respect to any Type B Purchased Asset, Seller shall provide at least thirty (30) days’ notice of such REO Conversion to Purchaser.

(b) Any REO Conversion shall be conditioned upon satisfaction of the conditions set forth in Article 3(c) in (iii), (iv), (ix) and (xiv) hereof with respect to any Transaction and the following additional conditions on or prior to the date of such REO Conversion:

(i) no Default or Event of Default shall have occurred and be continuing;

(ii) Seller shall have caused the related Type B Purchased Asset to be transferred to a Permitted Subsidiary for purposes of consummating such REO Conversion;

(iii) simultaneously with such REO Conversion,

(A) Seller shall cause the related Permitted Subsidiary to grant to Purchaser a REO Mortgage on the related REO Property;

(B) Seller shall enter into REO Mortgage Loan Documents;

(C) Seller shall pay to Purchaser an amount sufficient to cause the Purchase Price LTV of such Purchased Asset to be less than the Maximum Type B Purchase Price LTV;

(D) Seller shall have delivered to Purchaser, title insurance subject to no exceptions other than permitted liens, at Seller’s sole cost; and

(E) Seller shall have paid all taxes, fees and other charges, including mortgage recording taxes, transfer taxes and recording fees in connection with such REO Conversion;

(iv) Seller shall cause Seller’s ownership interest in each related Permitted Subsidiary to be pledged to Purchaser as collateral for the payment and performance of the REO Mortgage Loan Documents subject to an equity pledge agreement acceptable to Purchaser in its sole discretion;

(v) Seller and the related Subsidiary shall have entered into a servicing or asset management agreement acceptable to Purchaser in its sole discretion with respect to such related REO Property (the “REO Asset Management Agreement”);

(vi) Seller shall have caused to be opened any REO Accounts which shall be subject to control agreements in favor of Purchaser that are acceptable to Purchaser in its sole discretion;

(vii) Seller shall have completed any other requirements or condition required by Purchaser in its sole discretion in connection with such REO Conversion; and

(viii) Seller shall immediately pay to Purchaser, at Purchaser’s request, all reasonably incurred, third party costs and expenses in connection with the foregoing, including, without limitation, Purchaser’s reasonable external attorneys’ fees and expenses, mortgage recording costs, transfer taxes and fees, and title insurance premiums.

(c) Any REO Conversion conducted in violation of the terms and conditions of this Article 31 will be void ab initio.”

2. Amendments to Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:

(a) Section 2(b) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Notwithstanding anything in Section 2(a) herein to the contrary, but subject in all cases to Sections 2(c) and 2(d) below, the maximum liability of Guarantor hereunder and under the Transaction Documents shall in no event exceed (i) with respect to Transactions in which the Purchased Assets do not consist of Non-Controlling Participation Interests, fifty percent (50%) of the then-currently unpaid aggregate Purchase Prices of all such Purchased Assets, (ii) with respect to Transactions in which the Purchased Assets consist of Non-Controlling Participation Interests, seventy-five percent (75%) of the then-currently unpaid aggregate Purchase Prices of all such Purchased Assets; and (iii) with respect to Transactions in which the Purchased Assets consist of Type B Purchased Assets, after Seller is unable to meet the Type B Concentration Limit at the end of the Type B Concentration Limit Breach Cure Period, one hundred percent (100%) of the then-currently unpaid aggregate Purchased Prices of all Type B Purchased Assets; provided, however, such limitation on the maximum liability of Guarantor shall not apply to any obligations of Seller (x) to pay the remaining balance of any Margin Deficit due and payable to Buyer after giving effect to any partial payment prior to the funding deadline under Article 4(a) of the Repurchase Agreement and (y) to pay the balance of any Mandatory Repurchase Amount due and payable to Buyer after giving effect to any partial payment made on or prior to the related Mandatory Early Repurchase Date in accordance with Article 3(f)(ii) of the Repurchase Agreement.”

3. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller, Guarantor and Buyer.

(b) Fee Letter Amendment. The Fourth Amendment to Fee Letter (“Fourth Amendment to Fee Letter”), dated as of the date hereof, duly executed and delivered by Seller and Buyer.

(c) Responsible Officer Certificate. A signed certificate from a Responsible Officer of each of Seller and Guarantor certifying: (i) that no amendments have been made to the organizational documents of Seller, Pledgor or Guarantor since January 26, 2018, unless otherwise stated therein; and (ii) the authority of Seller and Guarantor to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(d) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller, Pledgor and Guarantor.

(e) Legal Opinion. Opinions of outside counsel to Seller reasonably acceptable to Buyer as to such matters as Buyer may reasonably request, provided, that the execution of this Amendment by Buyer shall evidence satisfaction of this condition.

(f) Fees. Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

4. Seller and Guarantor Representations. Seller and Guarantor each hereby represents and warrants that:

(a) no Potential Event of Default, Event of Default or Margin Deficit has occurred and is continuing, and no Potential Event of Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller of this Amendment; and

(b) the representations and warranties made by Seller, Pledgor and Guarantor in the Transaction Documents are true, correct and accurate in all respects (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in a Requested Exceptions Report prior to such date and approved by Buyer);

(c) no amendments have been made to the organizational documents of Seller, Pledgor or Guarantor since January 26, 2018; and

(d) the person signing this Amendment on behalf of each of Seller and Guarantor is duly authorized to do so on its behalf.

5. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

6. Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement, as amended hereby) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

7. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement and the Guarantee Agreement, each as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party to this Amendment and any Transaction Document, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.

8. Further Agreements. Seller and Guarantor each agree to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9. Governing Law. The provisions of Articles 20 and 25 of the Master Repurchase Agreement are incorporated herein by reference.

10. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11. References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement, as amended hereby, unless the context expressly requires otherwise. All references to the Guarantee Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guarantee Agreement, as amended hereby, unless the context expressly requires otherwise.

12. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ James Muliawan
Name: James Muliawan
Title: Authorized Person

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SELLER:

FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer